EXHIBIT 2



                        Joint Filing Agreement


     In accordance with Rule 13d-1(k) under the Securities Exchange Act, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Digital Commerce International, Inc. and that this Agreement be included as an Exhibit to such joint filing.

                IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 27th day of March, 2002.







                                      Krovim, LLC
                                    By: Nesher, LLC, manager



                                        /s/ Dov Perlysky
                               By:  _____________________________________
                                    Dov Perlysky, Manager



                                        /s/ Dov Perlysky
                                    ______________________________________
                                    Dov Perlysky